UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 11, 2005

DRIL-QUIP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13439	74-2162088
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13550 Hempstead Highway Houston, Texas	77040
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 939-7711

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b) Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 11, 2005, Gary W. Loveless notified the Board of Directors of Dril-Quip, Inc. (the “Company”) of his decision not to stand for re-election to the Board of Directors of the Company at its 2005 Annual Meeting of Stockholders (the “Annual Meeting”) due to the increasing demands on his time. Mr. Loveless’ decision was not as a result of any disagreements with the Company. Mr. Loveless will continue to serve on the Board of Directors and as a member of the Audit Committee and as chairman of the Compensation Committee of the Board of Directors until the Annual Meeting. The Company anticipates that a replacement for Mr. Loveless will be nominated for election at the Annual Meeting and named in the Company’s proxy statement for the Annual Meeting.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRIL-QUIP, INC.

By:	/s/ Gary D. Smith
Gary D. Smith
Co-Chairman and Co-Chief Executive Officer

Date: March 15, 2005

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